As filed with the Securities and Exchange Commission                    No. 333-
     on June 3, 2005 Registration
===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                               TELUS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      British Columbia, Canada                             N/A
 (State or other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                           __________________________
                               555 Robson Street
                      Vancouver, British Columbia V6B 3K9
                                     Canada
                                 (604) 697-8029
                    (Address of Principal Executive Offices)
                           __________________________
    TELUS Corporation Management Share Option Plan, as Amended and Restated
                           (Full Title of the Plans)
                           __________________________
                             CT Corporation System
                         111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                           _________________________
                                 With Copy To:

                            Richard B. Aftanas, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Time Square
                            New York, New York 10036
                                 (212) 735-3000
                           _________________________

                                      CALCULATION OF REGISTRATION FEE
====================== ================ ================ ================== ================== ==============
                       Title of Class
                        of Securities                    Proposed Maximum   Proposed Maximum     Amount of
                            to be        Amount to be     Offering Price        Aggregate      Registration
    Name of Plan         Registered      Registered(1)     Per Share(2)     Offering Price(2)     Fee(2)
====================== ================ ================ ================== ================== ==============
TELUS Corporation      Non-Voting          6,000,000          $31.91          $191,460,000      $22,534.84
Management  Share      Shares
Option Plan
(formerly the TELUS
Corporation Share
Option and
Compensation Plan),
as amended and
restated (the
"Option Plan")
====================== ================ ================ ================== ================== ==============

(1) Together with an indeterminate number of ordinary non-voting shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of TELUS Corporation (the "Registrant" or the "Corporation"). Such indeterminable number of additional non-voting shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Option Plan are also registered hereby.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Corporation's non-voting shares as reported on the New York Stock Exchange on May 27, 2005.

                                EXPLANATORY NOTE

         The purpose of this Registration Statement is to reflect the change in the name of the TELUS Corporation Share Option and Compensation Plan to the TELUS Corporation Management Share Option Plan (the "Option Plan") (the new name is reflected on the cover page) and to register additional non-voting shares for issuance under the Registrant's Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-13526) filed with the Securities and Exchange Commission (the "Commission") on May 17, 2001, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-103562) filed with the Commission on March 3, 2003, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-110964) filed with the Commission on December 5, 2003, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-115750) filed with the Commission on May 21, 2004 and the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-121629) filed with the Commission on December 23, 2004 are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         The following documents filed with the Commission by the Registrant, TELUS Corporation, a company organized under the laws of the province of British Columbia, Canada, pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         The Registrant's Annual Report on Form 40-F for the year ended December 31, 2004.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant's audited consolidated financial statements as at and for the year ended December 31, 2004 incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto in reliance upon the authority of said included firm as experts in accounting and auditing in giving said report.

Item 8.           Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------
5.1            Opinion of Farris, Vaughn, Wills & Murphy LLP.
10.1           TELUS Corporation Management Share Option Plan, as amended and restated.
23.1           Consent of Farris, Vaughn, Wills & Murphy LLP (included in
               Exhibit 5.1).
23.2           Consent of Deloitte & Touche, LLP.
24.1           Power of Attorney (included on the signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada, on this 3rd day of June, 2005.

                                   TELUS CORPORATION



                                   By:     /s/ Audrey T. Ho
                                       ---------------------------------------
                                        Name:  Audrey T. Ho
                                        Title: Vice President, Legal Services,
                                               General Counsel and Corporate
                                               Secretary

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Entwistle, Robert G. McFarlane, and Audrey T. Ho and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 3rd day of June, 2005.

         Name                                               Title
         ----                                               -----

  /s/ Darren Entwistle                        Director, President and Chief
-----------------------------                 Executive Officer (Principal
Darren Entwistle                              Executive Officer)


-----------------------------                 Executive Vice President and Chief
Robert G. McFarlane                           Financial Officer (Principal
                                              Financial and Accounting Officer)

  /s/ Brian A. Canfield                       Chairman
-----------------------------
Brian A. Canfield


  /s/ R.H. (Dick) Auchinleck                  Director
-----------------------------
R.H. (Dick) Auchinleck


  /s/ A. Charles Baillie                      Director
-----------------------------
A. Charles Baillie


  /s/ Micheline Bouchard                      Director
-----------------------------
Micheline Bouchard


-----------------------------                 Director
R. John Butler


  /s/ Ruston E. T. Goepel                     Director
-----------------------------
Ruston E. T. Goepel

  /s/ John S. Lacey                           Director
-----------------------------
John S. Lacey


  /s/ Brian F. MacNeill                       Director
-----------------------------
Brian F. MacNeill


  /s/ Ronald P. Triffo                        Director
-----------------------------
Ronald P. Triffo


  /s/ Donald Woodley                          Director
-----------------------------
Donald Woodley

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------
5.1            Opinion of Farris, Vaughn, Wills & Murphy LLP.
10.1           TELUS Corporation Management Share Option Plan, as amended and restated.
23.1           Consent of Farris, Vaughn, Wills & Murphy LLP (included in
               Exhibit 5.1).
23.2           Consent of Deloitte & Touche, LLP.
24.1           Power of Attorney (included on the signature page hereto).

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of TELUS Corporation in the United States, in the State of Delaware, Country of the United States of America, on the 3rd day of June, 2005.



                                                    /s/ Gregory S. Lavelle
                                                    ----------------------
                                             Name:  Gregory S. Lavelle